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Exhibit 5.1

Allen & Overy LLP One New Change London EC4M 9QQ United Kingdom
Tel	+44 (0)20 7330 3000
Fax	+44 (0)20 7330 9999

TNT N.V.
Neptunusstraat 41 - 63
2132 JA Hoofddorp
The Netherlands

        May 31, 2005

TNT N.V. Registration Statement on Form F-3

Ladies and Gentlemen:

        We have acted as special United States counsel to you (TNT), in connection with the registration of the offering of TNT's:

  (i)
  ordinary shares, par value 0.48 euro per share (the Ordinary Shares);

  (ii)
  debt securities (the Debt Securities);

  (iii)
  warrants (the Warrants);

  (iv)
  purchase contracts (the Purchase Contracts); and

  (v)
  units (the Units)

(each a Security and, collectively, the Securities) under the Securities Act of 1933, as amended (the Securities Act), pursuant to a registration statement on Form F-3 (the Registration Statement). The Securities will have an aggregate offering price of up to $1,000,000,000 and will be offered from time to time on a continuous or delayed basis pursuant to Rule 415 under the Securities Act.

        The Debt Securities are to be issued pursuant to the indenture dated as of May 28, 2004 (the Indenture) between TNT and Citibank, N.A., as trustee (the Trustee). The Indenture is subject to and governed by the Trust Indenture Act of 1939, as amended (the TIA).

        The Securities will be issued either independently or together with other Securities as Units, and the Warrants, Purchase Contracts and Units will be issued pursuant to a warrant agreement, purchase contract agreement or unit agreement, as applicable, by and between TNT and a bank or trust company as the applicable agent or trustee.

Allen & Overy LLP is a limited liability partnership registered in England and Wales with registered number OC306763. It is regulated by the Law Society of England and Wales. A list of the members of Allen & Overy LLP and their professional qualifications is open to inspection at its registered office, One New Change, London EC4M 9QQ. Any reference to a partner in relation to Allen & Overy LLP means a member, consultant or employee of Allen & Overy LLP.

Allen & Overy LLP or an affiliated undertaking has an office in each of: Amsterdam, Antwerp, Bangkok, Beijing, Bratislava, Brussels, Budapest, Dubai, Frankfurt, Hamburg, Hong Kong, London, Luxembourg, Madrid, Milan, Moscow, New York, Paris, Prague, Rome, Shanghai, Singapore, Tokyo, Turin and Warsaw.

A. SCOPE OF REVIEW AND RELIANCE

        In connection with this opinion, we have examined the Registration Statement, a copy of the Indenture filed as Exhibit 4.4 to the Registration Statement, a copy of the Deposit Agreement dated as of June 15, 1998 among TNT, Citibank, N.A., as depositary, and the holders and beneficial owners of American Depositary Receipts (the Deposit Agreement), and such additional documents, corporate records and other instruments as we have deemed necessary or appropriate for the purpose of this opinion.

B. ASSUMPTIONS

        In giving this opinion, we have assumed the following, without independent verification:

  1.
  the legal capacity of all natural persons, the authority of all persons signing each of the documents on behalf of the parties to such documents and the genuineness of all signatures;

  2.
  the authenticity and completeness of all documents submitted to us as originals;

  3.
  the conformity to original documents and the completeness of all documents submitted to us as certified or conformed copies, photocopies or facsimile transmissions and the authenticity of the originals of such documents;

  4.
  the due authorization, execution and delivery of the Indenture and the Deposit Agreement;

  5.
  that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified to engage in the activities contemplated by the Indenture;

  6.
  that the Trustee is in compliance, with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and

  7.
  that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

C. OPINION

1.
The Indenture is a valid and binding obligation of TNT. The Debt Securities, when issued by TNT in accordance with the terms of the Indenture, will be valid and binding obligations of TNT.

2.
When any warrant agreement has been duly authorized, executed and delivered by the parties thereto, any Warrants when issued in accordance with the terms of the relevant warrant agreement will be valid and binding obligations of TNT.

3.
When any purchase contract agreement has been duly authorized, executed and delivered by the parties thereto, any Purchase Contracts when issued in accordance with the terms of the relevant purchase contract agreement will be valid and binding obligations of TNT.

4.
When any unit agreement has been duly authorized, executed and delivered by the parties thereto, any Units when issued in accordance with the terms of the relevant unit agreement will be valid and binding obligations of TNT.

5.
When American Depositary Receipts (ADRs) are issued in accordance with the Deposit Agreement against the deposit of duly authorized, validly issued, fully paid and non-assessable Ordinary Shares, such ADRs will be validly issued and will entitle the holders thereof to the rights specified therein.

        In rendering the opinions expressed above, we have further assumed that: (i) the Registration Statement will have become effective under the Securities Act; (ii) the terms of the governing instruments or agreements under which the Securities are to be issued will have been duly executed and delivered by the parties thereto; (iii) the terms of Securities to be issued will have been duly established in conformity with any applicable governing instrument or agreement, will not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon TNT and will comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over TNT; (iii) the Securities will be sold and delivered to, and paid for by, the purchasers at the prices and in accordance with the terms of an agreement or agreements duly authorized and validly executed and delivered by the parties thereto; (iv) TNT will authorize the offering and issuance of the Securities and will authorize, approve and establish the final terms and conditions thereof and of any applicable debt security, warrant agreement, purchase contract agreement, unit agreement or supplemental indenture and will take any other appropriate additional corporate action; and (v) certificates representing the Securities will be duly executed and delivered and, to the extent required by the applicable indenture, warrant agreement, purchase contract agreement or unit agreement, duly authenticated and countersigned and will be issued and sold as contemplated in the Registration Statement.

        We are expressing no opinion as to any obligations that parties other than TNT, as applicable, may have under or in respect of the Securities or as to the effect that their performance of such obligations may have upon any of the matters referred to above.

D. LIMITATIONS AND QUALIFICATIONS

        The foregoing opinion is subject to the following comments and qualifications:

  1.
  Our opinions are subject to bankruptcy, insolvency, reorganization, fraudulent conveyance and other similar laws affecting the rights and remedies of creditors generally and to possible judicial action giving effect to governmental actions of foreign laws affecting creditors' rights.

  2.
  We express no opinion as to whether a United States Federal or State court outside the State of New York would give effect to the choice of New York law.

  3.
  We wish to point out with reference to obligations stated to be payable in a currency other than U.S. dollars that effective enforcement of a foreign currency claim in the courts of the State of New York or the U.S. Federal courts sitting in the State of New York may be limited by requirements that the claim (or foreign currency judgment in respect of the claim) be converted into U.S. dollars at the rate of exchange prevailing on the date of the judgment or decree by the New York court or U.S. Federal court.

  4.
  We do not express any opinion herein concerning any law other than the Federal law of the United States of America and the law of the State of New York. In particular, we do not purport to pass on any matter governed by the laws of The Netherlands, with respect to which we have relied on the separate opinion of Allen & Overy LLP with respect to Dutch law matters.

  5.
  We undertake no responsibility to update or supplement this opinion.

        We know that we are referred to under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement, and we hereby consent to such use of our name in the Registration Statement and any amendments (including post-effective amendments) thereto, to the incorporation by reference of this opinion and consent in any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, and to the filing of this opinion with the Registration Statement as Exhibit 5.1 thereto. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act.

Very truly yours,

/s/ ALLEN & OVERY LLP

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  Exhibit 5.1